UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 21, 2016

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.02     Termination of a Material Definitive Agreement

On January 21, 2016, Malvern Federal Savings Bank (the “Bank”), the wholly owned subsidiary of Malvern Bancorp, Inc. (the “Company”), was informed by its primary regulator, the Comptroller of the Currency of the United States (the “OCC”) that the formal written agreement between the Bank and the OCC, dated October 7, 2014 (the “Formal Agreement”), was terminated effective January 21, 2016.

A copy of the Company’s press release announcing the termination of the Formal Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.02         Results of Operations and Financial Condition

On January 27, 2016, the Company, reported its results of operations for the quarter ended December 31, 2015.

For additional information, reference is made to the Company's press release dated January 27, 2016, which is included as Exhibit 99.2 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission (the "SEC") and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
99.1	Press Release, dated January 27, 2016, announcing termination of Formal Agreement
99.2	Press release dated January 27, 2016, announcing results of operations for the quarter ended December 31, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 1, 2016	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated January 27, 2016, announcing termination of Formal Agreement
99.2	Press release dated January 27, 2016, announcing results of operations for the quarter ended December 31, 2015